      As filed with the Securities and Exchange Commission on May 19, 2004
                                                         Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                                ICU MEDICAL, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                                 33-0022692
(State or other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                               951 Calle Amanecer
                         San Clemente, California 92673
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                                ICU MEDICAL, INC.
                            1993 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                                ________________

                               FRANCIS J. O'BRIEN
                Secretary, Treasurer and Chief Financial Officer
                                ICU Medical, Inc.
                               951 Calle Amanecer
                         San Clemente, California 92673
                     (Name and Address of Agent for Service)
                                 (949) 366-2183
          (Telephone Number, Including Area Code, of Agent for Service)

                                ________________

                                 With a Copy to:

                             STEPHEN E. NEWTON, Esq.
                       Heller Ehrman White & McAuliffe LLP
                            601 South Figueroa Street
                          Los Angeles, California 90017
                                 (213) 689-0200

                                ________________

                                        CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                        Proposed               Proposed
                                Amount to               Maximum                 Maximum
  Title of Securities         be Registered          Offering Price            Aggregate              Amount of
    to be Registered               (1)                 Per Share            Offering Price        Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock                 3,000,000 shares          $ 32.25  (2)            $96,750,000            $12,258.23
----------------------------------------------------------------------------------------------------------------------

(1) The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement, and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h). The average of the high and low prices of the Common Stock reported by the Nasdaq National Market on May 18, 2004 was $32.25.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the ICU Medical, Inc. 1993 Stock Incentive Plan, for which registration statements on Form S-8 (File Nos. 333-04171 and 333-58024) are already effective. Except to the extent that exhibits are filed herewith, the contents of ICU Medical, Inc.'s registration statements on Form S-8 (File Nos. 333-04171 and 333-58024) are hereby incorporated by reference.

Item 8.   Exhibits.
-------  ----------

Number   Description
------   -----------

5.1      Opinion of Heller Ehrman White & McAuliffe LLP

23.1     Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit
         5.1)

23.2     Consent of Deloitte & Touche LLP

24.1 Power of Attorney of certain officers and directors (included in signature page in Part II of the Registration Statement)

99.1     Amendment to ICU Medical, Inc. 1993 Stock Incentive Plan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on May 19, 2004.

                                        ICU MEDICAL, INC.



                                        By /s/ GEORGE A. LOPEZ
                                           -------------------------------------
                                           George A. Lopez
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Lopez and Francis J. O'Brien, or either of them, his or her attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                 Title                                  Date
        ---------                                 -----                                  ----
     GEORGE A. LOPEZ                      Chairman of the Board                      May 19, 2004
------------------------------        and Chief Executive Officer,
     George A. Lopez                  (Principal Executive Officer)

   FRANCIS J. O'BRIEN                   Secretary, Treasurer and                     May 19, 2004
------------------------------           Chief Financial Officer
   Francis J. O'Brien                 (Principal Financial Officer)

      SCOTT E. LAMB                            Controller                            May 19, 2004
------------------------------       (Principal Accounting Officer)
      Scott E. Lamb

      JACK W. BROWN                             Director                             May 19, 2004
------------------------------
      Jack W. Brown

     JOHN J. CONNORS                            Director                             May 19, 2004
------------------------------
     John J. Connors

MICHAEL T. KOVALCHIK, III                       Director                             May 19, 2004
------------------------------
Michael T. Kovalchik, III

    JOSEPH R. SAUCEDO                           Director                             May 19, 2004
------------------------------
    Joseph R. Saucedo

   RICHARD H. SHERMAN                           Director                             May 19, 2004
------------------------------
   Richard H. Sherman

    ROBERT S. SWINNEY                           Director                             May 19, 2004
------------------------------
    Robert S. Swinney


                                  EXHIBIT INDEX

Number   Description
------   -----------

5.1      Opinion of Heller Ehrman White & McAuliffe LLP

23.1     Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit
         5.1)

23.2     Consent of Deloitte & Touche LLP

24.1 Power of Attorney of certain officers and directors (included in signature page in Part II of the Registration Statement)

99.1     Amendment to ICU Medical, Inc. 1993 Stock Incentive Plan